Exhibit 99.1

FTC Solar Announces Reverse Stock Split

AUSTIN, Texas, November 27, 2024 - FTC Solar, Inc. (Nasdaq: FTCI) (“FTC Solar”), a leading provider of solar tracker systems, today announced that it will implement a reverse stock split of its issued and outstanding Common Stock at a ratio of 1-for-10, effective at 5:00 PM Eastern Time on November 29, 2024, to satisfy the Nasdaq Capital Market’s minimum $1.00 bid price per share requirement. The reverse stock split will be effected simultaneously for all outstanding shares of the Company’s Common Stock and will affect all of the Company’s stockholders uniformly.

FTC Solar’s Common Stock will continue to trade on the Nasdaq Capital Market under the Company’s existing trading symbol “FTCI” and will begin trading on a split-adjusted basis at the commencement of trading on December 2, 2024. The new CUSIP number for the common stock following the reverse split will be: 30320C 301.

The Company’s stockholders previously approved the reverse stock split and granted the Company’s board of directors the authority to determine the final reverse stock split ratio and the split effective time. The Company has filed an amendment to its Amended and Restated Certificate of Incorporation to effect the reverse stock split at the ratio of 1-for-10, effective at 5:00 PM Eastern Time on November 29, 2024.

As a result of the reverse split, every 10 issued and outstanding shares of Common Stock will automatically be converted into one share of Common Stock. The reverse stock split will reduce the number of shares of the Company’s Common Stock outstanding from approximately 127,767,183 shares to approximately 12,776,718 shares. The foregoing share amounts do not take into account any additional shares that may be issuable in connection with the treatment of fractional shares resulting from the reverse stock split. The reverse stock split will not affect the number of authorized shares of the Company’s Common Stock or the par value of a share of Common Stock. Proportionate adjustments will be made to the per share exercise price, conversion price, the number of shares issuable upon the exercise or conversion, and other applicable terms of all outstanding stock options, restricted stock units and other equity awards, as applicable.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a leading provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

FTC Solar Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, this press release contains statements about third parties and their commercial activity. We have not independently verified or confirmed such statements and have instead relied on the veracity of information as provided to us by such third parties related to such statements. You should not rely on our forward-looking statements or statements related to third parties or their commercial activities as predictions of future events, as actual results may differ materially from those in the forward-looking statements or statements related to third parties or their commercial activities because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements or statements related to third parties or their commercial activities contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

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